EXHIBIT 99.01

Contact:

Bob East	Vocera Communications, Inc.

Westwicke Partners	525 Race Street

443-213-0502	San Jose, CA 95126

bob.east@westwicke.com

Vocera Reports First Quarter 2012 Results

•	Revenues of $23.1 million, an increase of 26% year over year

•	Non-GAAP earnings per share of $0.06 / GAAP loss per share of $0.23

•	Non-GAAP Adjusted EBITDA of $2.0 million, an increase of 44% year over year

•	Introduces 2012 Guidance

SAN JOSE, Calif., May 9, 2012 /PRNewswire/ — Vocera Communications, Inc. (NYSE: VCRA), a provider of mobile communication solutions focused on addressing critical communication challenges facing hospitals, today announced results for its first quarter that ended March 31, 2012.

Revenue for the quarter of $23.1 million increased 26% compared to $18.3 million in the first quarter of 2011. For the first quarter of 2012, GAAP net loss was $0.8 million, or a loss of $0.23 per diluted share, compared to net income of $0.2 million, or $0.00 per diluted share, in the first quarter of 2011. Non-GAAP net income was $1.4 million for the first quarter of 2012, or $0.06 per diluted share, which compares to non-GAAP net income of $1.2 million, or $0.07 per diluted share, for the first quarter of 2011. A reconciliation of GAAP to non-GAAP financial measures is provided in the schedules included below.

“We are very pleased to report strong results in our first quarter as a public company” said Bob Zollars, Vocera Chairman and CEO. “Our business continues to perform well and we are receiving great feedback on our recently released B3000 badge from initial users. We believe 2012 is off to a great start and we remain focused on executing on the numerous opportunities that are in front of us.”

First Quarter 2012 Results

•	Total revenue in the first quarter of 2012 of $23.1 million was comprised of $14.6 million of product revenue and $8.5 million of service revenue.

•

Product revenue increased 26% compared to the first quarter of 2011 and was driven by strength in our Voice Communication solution and sales of our new B3000 badge and server software. Product revenue in the first quarter of 2012 was comprised of $4.3 million from software sales and $10.3 million of device sales. GAAP product gross margin of 62.9% in the quarter decreased 570 basis points compared to the year ago period. Non-GAAP product gross margin of 63.6% in the quarter decreased 600 basis points compared to the year ago period.

•

Service revenue increased 27% compared to the first quarter of 2011 and was driven by new customers and expanded implementations at existing customers. Service revenue in the first quarter of 2012 was comprised of $6.1 million of software maintenance and $2.4 million of professional services. GAAP services gross margin of 57.9% in the quarter increased 520 basis points compared to the year ago period. Non-GAAP services gross margin of 58.1% in the quarter increased 540 basis points compared to the year ago period.

•

Non-GAAP net income was $1.4 million for the first quarter of 2012, or $0.06 per diluted share, which excludes $0.3 million in stock compensation expense, $0.2 million in amortization of acquired intangibles, and $1.7 million in stock warrant revaluation expense. This compares to non-GAAP net income of $1.2 million, or $0.07 per diluted share, for the first quarter of 2011, which excludes $0.3 million in stock compensation expense, $0.3 million in amortization of acquired intangibles and $0.5 million in stock warrant revaluation expense.

•

Non-GAAP Adjusted EBITDA of $2.0 million in the first quarter of 2012 increased 44% year over year compared to $1.4 million in the first quarter of 2011. Non-GAAP Adjusted EBITDA margins in the first quarter of 2012 were 8.7% compared to 7.6% in the first quarter of 2011.

•

Cash and cash equivalents totaled $14.2 million as of March 31, 2012. On April 2, 2012, we closed our initial public offering through which we received net proceeds of $74.4 million. A portion of the proceeds from our initial public offering were used to pay down the outstanding balance of $8.3 million under our credit facility.

2012 Guidance

The Company is introducing guidance for the full year and second quarter of 2012. For the full year 2012, Vocera expects revenue between $100 million and $102 million, GAAP loss per share between $(0.06) and $(0.11), non-GAAP earnings between $2.5 million and $3.5 million, non-GAAP earnings per share between $0.10 and $0.14 and non-GAAP Adjusted EBITDA between $4 million and $5 million. Our full year 2012 non-GAAP guidance excludes stock compensation expense of $3.5 to $4.0 million and amortization of intangibles of approximately $0.8 million.

For the second quarter of 2012, Vocera expects revenues between $24 million and $25 million, GAAP loss per share between $(0.03) and $(0.05), non-GAAP earnings between $0.1 million and $0.5 million, non-GAAP earnings per share between $0.00 and $0.02, and non-GAAP Adjusted EBITDA between $0.5 million and $1.0 million. Our second quarter 2012 non-GAAP guidance excludes stock compensation expense of $0.9 million and amortization of intangibles of $0.2 million.

Initial Public Offering

Subsequent to the close of the Company’s first quarter ended March 31, 2012, on April 2, 2012, the Company closed its initial public offering (“IPO”) of 6,727,500 shares of common stock, at $16.00 per share, before underwriting discounts and commissions. The Company sold 5,000,000 shares and existing stockholders sold an aggregate of 1,727,500 shares, including 877,500 shares as a result of the underwriters’ exercise of their over-allotment option. The IPO generated net proceeds to the Company of approximately $74.4 million, after deducting underwriting discounts and commissions. The Company incurred approximately $3.8 million in offering expenses, which will be recorded against the offering proceeds. The Company did not receive any proceeds from the sale of shares by the selling stockholders.

The outstanding shares of convertible preferred stock converted into shares of the Company’s common stock concurrent with the IPO. The outstanding warrants to purchase shares of convertible preferred stock converted into warrants to purchase shares of common stock. Following the IPO, there were no shares of the Company’s convertible preferred stock outstanding.

Concurrent with the IPO, the Company paid off all of its outstanding debt under its credit facility.

Conference Call Information

The Company will conduct a conference call at 2:00 p.m. (Pacific), or 5:00 p.m. (Eastern), today, May 9, 2012. To participate in the Company’s live conference call, please dial 866-510-0708 or for international callers please dial 617-597-5377. The conference passcode is 53786489. You may also participate in the live webcast by visiting, the Investors section of the Company’s web site at www.vocera.com. A replay will be available from Thursday, May 10th through Thursday, May 17th at 888-286-8010 or 617-801-6888 (for international callers) using conference passcode 27019755. A webcast replay will also be archived on the Company’s website.

About Vocera Communications

Vocera provides mobile communication solutions addressing critical communication challenges facing hospitals today. We help our customers improve patient safety and satisfaction, and increase hospital efficiency and productivity through our Voice Communication, Secure Messaging and Care Transition solutions. Exclusively endorsed by the American Hospital Association, the Vocera solutions are installed in more than 800 hospitals and healthcare facilities worldwide. The company is headquartered in San Jose, Calif., with offices in Tennessee, Canada and the United Kingdom. For more information, visit www.vocera.com.

Vocera and the Vocera logo are registered trademarks of Vocera Communications, Inc. All other product, trademark, company or service names mentioned in this press release are the property of their respective owners.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events such as the performance of our Voice Communication solution, the successful execution of our business opportunities and the future financial performance of our company. These forward-looking statements are based on limited information currently available to Vocera and our management’s expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to the failure to achieve and maintain profitability; the demand for our Voice Communication solution in the healthcare market; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our products, to acquire the sole and limited source hardware and software components of our products, to obtain the required capacity and product quality from our contract manufacturer, to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in Vocera’s final prospectus for its initial public offering filed with the Securities and Exchange Commission (“SEC”) on March 28, 2012 and Vocera’s other filings with the SEC. Vocera’s SEC filings are available on the Investors section of our company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in Vocera’s final initial public offering prospectus. Vocera’s operating results for the three months ended March 31, 2012 are not necessarily indicative of Vocera’s operating results for any future periods. This press release speaks only as of its date. Vocera assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates our company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to Vocera’s GAAP results, we also consider non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share. These non-GAAP measures should not be considered as a substitute to gross margin, operating expenses, net income, earnings per diluted share, or any other financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing Vocera’s performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Vocera’s core operating results on a period to period basis because such items are not related to Vocera’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain subsidiaries in 2010 and booked intangible assets related to these acquisitions. The amortization of these acquisition related costs is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Stock warrant revaluation expenses. This is a non-cash expense as a result of preferred warrants outstanding that have to be revalued each quarter. We believe the comparisons of ongoing operations should exclude effects of such revaluations.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Vocera’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to Vocera, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by Vocera’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why stock-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i) While stock-based compensation constitutes an ongoing and recurring expense of Vocera, it is not an expense that requires cash settlement by Vocera. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present stock-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of stock-based compensation are dependent upon the trading price of Vocera’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to stock-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Vocera’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•

Vocera’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Vocera’s GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than Vocera, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Vocera’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Vocera’s SEC filings.

Vocera Communications, Inc.

Consolidated statements of operations

	Three months ended March 31
(in thousands, except per share amounts)	2012	2011

Revenue
Product	$14,637	$11,636
Service	8,482	6,687

Total revenue	23,119	18,323

Cost of revenue
Product	5,429	3,652
Service	3,569	3,162

Total cost of revenue	8,998	6,814

Gross profit	14,121	11,509

Operating expenses
Research and development	2,511	2,158
Sales and marketing	7,530	6,473
General and administrative	3,087	2,239

Total operating expenses	13,128	10,870

Income from operations	993	639
Interest income	12	5
Interest expense and other finance charges	(71)	(61)
Other income (expense), net	(1,597)	(465)

Income (loss) before income taxes	(663)	118
Benefit from (provision for) income taxes	(173)	37

Net income (loss)	$(836)	$155

Net income (loss) per common share - basic	($0.23)	$0.00

Net income (loss) per common share - diluted	($0.23)	$0.00

Weighted average common shares - outstanding basic	3,661	2,943

Weighted average common shares - outstanding diluted	3,661	4,918

Vocera Communications, Inc.

Condensed consolidated balance sheets

	As at
	March 31,	December 31,
(in thousands, except share amounts)	2012	2011

Assets
Current assets
Cash and cash equivalents	$14,153	$14,898
Accounts receivable, net	15,826	15,782
Other receivables	1,026	865
Inventories	3,095	3,363
Restricted cash	303	303
Prepaid expenses and other current assets	5,846	2,851

Total current assets	40,249	38,062

Property and equipment, net	2,792	2,701
Other long-term assets	329	339
Intangible assets, net	2,922	3,141
Goodwill	5,575	5,575

Total assets	$51,867	$49,818

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$2,126	$4,087
Product warranty	1,229	983
Accrued payroll and other accruals	13,318	10,143
Deferred revenue, current	18,945	18,220
Borrowings, current	6,500	6,500

Total current liabilities	42,118	39,933

Deferred revenue, long-term	4,577	4,273
Borrowings, long-term	1,333	1,833
Other long-term liabilities	167	165

Total liabilities	48,195	46,204

Commitments
Convertible Preferred Stock	53,355	53,013

Stockholders deficit	(49,683)	(49,399)

Total liabilities, convertible preferred stock and stockholders’ deficit	$51,867	$49,818

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended March 31
	2012			2011
	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted
GAAP	$(836)	3,661	$(0.23)	$155	4,918	$0.00
Non-GAAP Adjustments:
Add dilutive shares for EPS (e)		2,665
Add preferred shares conversion (f)		12,938			12,899
Add IPO shares (g)		5,000
Stock compensation adjustment (a)
Gross Margin	21			4
Operating Expenses	325			332
Intangible amortization (b)
Gross Margin	97			107
Operating Expenses	122			145
Warrant expense (non-operating) (c)	1,706			467

Total adjustments (d)	2,271	20,603	0.29	1,055	12,899	0.07

Non-GAAP (d)	$1,435	24,264	$0.06	$1,210	17,817	$0.07

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expenses.
(c)	This adjustment reflects the accounting impact of revaluing stock warrants in non-cash expenses.
(d)	Non-GAAP earnings are not reserved for payment to preferred shareholders, allowing EPS to be calculated as earnings divided by diluted shares.
(e)	Dilutive shares added to reflect change to share count calculation from loss to profit, i.e., from “basic” to “fully diluted” weighted average shares.
(f)	Preferred shares as if converted and outstanding for the full quarter.
(g)	Newly issued IPO shares as if they had been outstanding for the full quarter.

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months ended March 31
	2012				2011
	Stock based compensation	Intangible amortization	Warrant expenses	Total adjustments	Stock based compensation	Intangible amortization	Warrant expenses	Total adjustments
Gross margin:
Product	$8	$97		$105	$4	$107		$111
Services	13			13				—
Operating expenses:
Research and development	26			26	16			16
Sales and marketing	66	110		176	44	142		186
General and administrative	233	12		245	272	3		275
Other income (expense), net			$1,706	1,706			$467	467

Non-GAAP income adjustments	$346	$219	$1,706	$2,271	$336	$252	$467	$1,055

Vocera Communications, Inc.

Adjusted EBITDA

	Three months ended March 31
(in thousands)	2012	2011

GAAP net income (loss)	$(836)	$155
Add back:
Stock compensation expense	346	336
Non-cash stock warrant expense	1,706	467
Interest, net	59	56
Depreciation and Amortization	553	412
Income tax expense	173	(37)

Non-GAAP adjusted EBITDA	$2,001	$1,389